EXHIBIT 23.1 – CONSENT OF MILLER and McCOLLOM

INDEPENDENT REGISTERED ACCOUNTING FIRM CONSENT

January 25, 2006

Securities and Exchange Commission
450 West Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We hereby consent to the use of our report dated July 21, 2005, relating to the company’s financial statements for Britton International, Inc. as of April 30, 2004 and 2005 and the periods then ended, in the Registration Statement (Form SB-2) filed with the Securities and Exchange Commission.

/s/ Miller and McCollom

MILLER AND MCCOLLOM, CPAs
4350 Wadsworth Boulevard, Suite 300
Wheat Ridge, Colorado 80033 USA